                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             HYCOR BIOMEDICAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[HYCOR LOGO]                                               HYCOR BIOMEDICAL INC.
                                                             7272 Chapman Avenue
                                                          Garden Grove, CA 92841


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hycor Biomedical Inc. (the "Company") will be held at its corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841 on June 10, 1999 at 9 a.m., for the following purposes:

        1. To elect the 7 nominees named in the accompanying Proxy Statement as directors to serve for the ensuing year and until their successors are elected and qualified; and

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 12, 1999 will be entitled to notice of and to vote at the meeting. A list of stockholders will be available for inspection at the meeting and, for ten days prior thereto, at Hycor's corporate offices at the address set forth above.

        Your attention is directed to the proxy statement submitted with this notice.


                                             By order of the Board of Directors.



                                             Reginald P. Jones
                                                Secretary


Garden Grove, California
April 19, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                              HYCOR BIOMEDICAL INC.
                               7272 CHAPMAN AVENUE
                       GARDEN GROVE, CALIFORNIA 92841-2103

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hycor Biomedical Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on June 10, 1999, at the Company's corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841-2103 at 9 a.m. and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is April 19, 1999.

Voting Rights and Solicitation of Proxies

        The Board of Directors of the Company has fixed the close of business on April 12, 1999, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). At the Record Date, the Company had outstanding 7,252,999 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder on the Record Date to one vote on all matters. With respect to the election of directors only, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

        Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may revoke his proxy and vote in person if he so desires.

        All shares represented by a properly executed proxy received in time for the Annual Meeting and not revoked will be voted as directed. If no directions are specified, the shares represented by such proxy will be voted (i) "FOR" the election of the Board of Directors' seven nominees for director and (ii) at the discretion of the persons named as proxies on all other matters which may properly come before the Annual Meeting, although the Company does not presently know of any other such business.

        A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting on each of the proposals (other than the election of directors) is required for the adoption or ratification for each proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                              ELECTION OF DIRECTORS
                                   (Proposal 1

        The Board of Directors has set at seven (7) the number of directors constituting the Board of Directors for the ensuing year, and has nominated the seven (7) individuals named in the table below to serve as members of the Board of Directors until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If at the time of the Annual Meeting of Stockholders any of such nominees should be unable to serve, the persons named in the Proxy will vote for the election of such person or persons as may be designated by the present Board of Directors; alternatively, the Board of Directors may reduce the number of authorized directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and actually voting, is required to elect each of the nominees.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL SEVEN NOMINEES.


                             Year
                             First          Principal Occupation and Other
Name                         Elected        Information Concerning Nominee
----                         -------        ------------------------------
Samuel D. Anderson           1987           Chairman of the Board since July
Age 63                                      1998, Hycor Biomedical Inc.; General
                                            business consultant since May 1991;
                                            President, Trancel Corporation (a
                                            pharmaceutical company) from March
                                            1990 until April 1991; Director from
                                            March 1984 until December 1991,
                                            Chairman of the Board from October
                                            1988 to March 1990, President and
                                            Chief Executive Officer from March
                                            1984 to October 1988, Alpha
                                            Therapeutics Corporation (a
                                            pharmaceutical company).

J. David Tholen              1998           President and Chief Executive
Age 54                                      Officer since July 1998, Executive
                                            Vice President from January 1998
                                            until July 1998, Hycor Biomedical
                                            Inc.; General business consultant
                                            from December 1996 until January
                                            1998; President and Chief Executive
                                            Officer, Murex International (a
                                            medical diagnostic company) from
                                            June 1994 until December 1996.

                             Year
                             First          Principal Occupation and Other
Name                         Elected        Information Concerning Nominee
----                         -------        ------------------------------
David S. Gordon              1981           Senior Vice President, Medical
Age 57                                      Affairs, since April 1997, Aronex
                                            Pharmaceuticals, Inc. (a
                                            pharmaceutical company); Vice
                                            President, Business Development,
                                            Physician Reliance Network, Inc. (a
                                            physician practice management
                                            company) from October 1995 until
                                            December 1996; Vice President, U.S.
                                            Clinical Research, The Liposome
                                            Company (a pharmaceutical company)
                                            from March 1993 until September
                                            1995; Director, Clinical
                                            Research-Hematologics, R. W. Johnson
                                            Pharmaceutical Research Institute (a
                                            pharmaceutical company) from
                                            November 1990 until February 1993;
                                            Chairman of the Board from April
                                            1981 to September 1990, Chief
                                            Scientific Officer from February
                                            1985 to November 1990, Chief
                                            Executive Officer from April 1981 to
                                            February 1985, Hycor Biomedical Inc.

Reginald P. Jones            1986           Senior Vice President since January
Age 52                                      1988, Chief Financial Officer since
                                            May 1985, Secretary since June 1985,
                                            Treasurer since January 1982, Hycor
                                            Biomedical Inc.

James R. Phelps              1984           Partner, Hyman, Phelps and McNamara,
Age 60                                      P.C. (a law firm) since January
                                            1980.

Richard E. Schmidt           1996           Chairman from September 1991 to
Age 67                                      February 1998, Chief Executive
                                            Officer and President from September
                                            1991 until June 1996, Newport
                                            Corporation (a precision research
                                            equipment company).

David A. Thompson            1995           Chief Executive Officer, Diagnostics
Age 57                                      Marketing Strategy, Inc. (a
                                            marketing consulting firm) since
                                            October 1996; President, Diagnostics
                                            Division, and Senior Vice President,
                                            Diagnostic Operations, Abbott
                                            Laboratories, Inc. (a pharmaceutical
                                            and diagnostic company) from 1990
                                            until June 1995; various other
                                            executive positions with Abbott
                                            Laboratories since 1964. Mr.
                                            Thompson is a director of NABI (a
                                            biopharmaceutical company), Neopath,
                                            Inc. (an automated imaging company)
                                            and Lifecell Corporation (an
                                            automated imaging company).

Board Meeting Attendance and Committees

        The Board of Directors held a total of four meetings during 1998. All directors attended at least 75% of all meetings of the Board and the committees of the Board on which they served.

        The Compensation Committee of the Board, composed of Messrs. Thompson, Anderson and Phelps, acts for the Board in determining the executive compensation program with respect to salary, bonuses, benefits and other compensation matters. It also administers the Company's stock option plans. This committee met three times during 1998.

        The Audit Committee of the Board, composed of Messrs. Schmidt and Gordon, acts for the Board in overseeing the Company's accounting practices, recommending the independent public accountants for appointment by the Board, monitoring the adequacy of internal accounting practices and reviewing significant changes in accounting policies. This committee met twice in 1998.

        The Nominating Committee, composed of Messrs. Gordon and Phelps, considers and makes recommendations to the full Board of Directors for its approval of individual candidates to be nominated by management for election to the Board of Directors at the Annual Meeting of Stockholders. This committee met once in 1998.

        The Nominating Committee will consider proposals for nominees for the Board of Directors suggested by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary at the address set forth on the first page of this proxy statement and must be received not less than 120 calendar days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. The stockholder should specify the name of each proposed nominee and should set forth detailed biographical information. A person to be considered for nomination to the Board of Directors should, among other things, have the ability to exercise sound business judgment, have had such broad personal and professional experience as to enable him or her to make productive contributions to the deliberation of the Board of Directors, and be a recognized leader in his or her profession.

Compensation of Directors

        All non-employee directors receive an annual retainer of $9,000 and a fee of $500 for each Board, Audit and Compensation Meeting attended for services as directors of the Company and are reimbursed for reasonable travel expenses incurred in connection with each meeting attended.

        Each non-employee director is eligible to receive stock options under the Company's Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan"), a non-discretionary formula stock option plan. Each director who is a non-employee director and who holds office immediately after the Company's annual meeting of stockholders receives an option to purchase 6,000 shares of Common Stock. The Plan also provides an automatic one-time only grant of an option to purchase 4,000 shares of Common Stock to new non-employee directors on the date such director first assumes the duties of a director. The price per share at which an option may be exercised is the fair market value per share on the date the option is granted, and each option granted shall vest pro rata over a three-year period. In the event that the Company enters into a merger (other than a merger in which the Company is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of an option, the option shall become exercisable with respect to the full number of shares subject thereto during the period of 30 days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information with respect to shares of Common Stock of the Company beneficially owned by (1) all persons known to the Company to own beneficially more than 5% of the Company's Common Stock; (2) each person who is a director or a nominee for director; (3) each of the executive officers named in the Summary Compensation Table herein; and (4) all directors and executive officers of the Company as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person specified is as supplied or confirmed by such person.


                                Shares of Common Stock
                                 Beneficially Owned as          Percent of
Name                            of March 16, 1999 (1)(9)         Class(1)
----                            -------------------------       ---------
Brinson Partners, Inc.                    617,400(2)               8.5
Dimensional Fund Advisors, Inc.           475,414(3)               6.6
Samuel D. Anderson                         92,000                  1.3
J. David Tholen                            87,217                  1.2
David S. Gordon                           264,864(4)               3.6
Reginald P. Jones                         313,213(5)               4.3
James R. Phelps                            79,400                  1.1
Richard E. Schmidt                         14,000                    *
David A. Thompson                          24,000                    *
Nelson F. Thune                           180,023(6)               2.4
Mary Jo Deal                                4,590                    *
Thomas M. Li                               18,464                    *
Richard D. Hamill                         225,508(7)               3.1
All executive officers and              1,077,771(8)              14.1
directors as a group
(10 persons)

Footnotes
--------------------------
 *      Indicates less than one percent.

(1) Includes shares subject to stock options which the following have the right to acquire within sixty days of March 16, 1999; Mr. Anderson, 54,000 shares; Mr. Tholen, 25,000 shares; Dr. Gordon, 34,000 shares; Mr. Jones, 102,500 shares; Mr. Phelps, 44,000 shares; Mr. Schmidt, 14,000 shares; Mr. Thompson, 14,000 shares; Mr. Thune, 110,434 shares; Ms. Deal, 2,000 shares; Dr. Li, 15,000 shares; and all executive officers and directors as a group, 414,934 shares.

(2) Brinson Partners, Inc. ("BPI"), 209 South LaSalle, Chicago, Illinois 60604, filed a joint amended Schedule 13G on or about February 3, 1999, on behalf of (i) itself, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940; (ii) UBS Inc., a parent holding company of BPI; and (iii) UBS AG, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and a parent holding company of which UBS Inc. is a wholly owned subsidiary. All such companies have shared voting and dispositive power over 617,400 shares.

------------------------

(3) Dimensional Fund Advisors, Inc. ("DFA"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, filed an amended schedule 13G on or about February 11, 1999 on behalf of itself, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. DFA has sole voting power over 475,414 shares.

(4)     Includes 11,400 shares held by Dr. Gordon's wife and dependent children.

(5) Includes 200,518 shares held by R. P. Jones and J. Jones as Trustees for the Jones Family Trust; 3,000 shares held by dependent children; and 3,795 shares held by the Company's 401(k) Plan.

(6)     Includes 3,452 shares held by the Company's 401(k) Plan.

(7) Executive resigned July 1998. Includes 218,319 shares held by R. D. Hamill and M. L. Hamill as trustees for The Hamill Trust, 1996; and 12,000 shares held by Dr. Hamill's father-in-law's trust for which his spouse is a trustee.

(8) Includes 7,947 shares held by the Company's 401(k) Plan. Does not include any shares held by Richard D. Hamill.

(9) Under the terms of the Company's 401(k) Plan, a committee of three persons has the power to direct the trustee to vote all shares held pursuant to the 401(k) Plan.

                               EXECUTIVE OFFICERS

        The following table identifies, and contains certain information concerning, the Company's executive officers as of the date of this Proxy Statement. Executive officers are appointed by and serve at the pleasure of the Board of Directors, subject to the relevant terms of their employment agreements. See "Executive Compensation - Employment Agreements."


Name                        Age             Information Concerning Officer
----                        ---             ------------------------------
J. David Tholen             54              President and Chief Executive
                                            Officer since July 1998, Executive
                                            Vice President from January 1998
                                            until July 1998, Hycor Biomedical
                                            Inc.; General business consultant
                                            from December 1996 until January
                                            1998; President and Chief Executive
                                            Officer, Murex International (a
                                            medical diagnostic company) from
                                            June 1994 until December 1996.

Reginald P. Jones           52              Senior Vice President since January
                                            1988, Chief Financial Officer since
                                            May 1985, Secretary since June 1985,
                                            Treasurer since January 1982. Mr.
                                            Jones is also a director of the
                                            Company, a position which he has
                                            held since 1986.

Nelson F. Thune             53              Senior Vice President, Operations
                                            and Planning since February 1991,
                                            Vice President, Operations from
                                            January 1985 to February 1991.

Mary Jo Deal                43              Vice President, Marketing since
                                            September 1997, Director of
                                            Marketing from September 1995 to
                                            August 1997; Marketing Manager from
                                            July 1993 to August 1995, Technical
                                            Assistance Manager from July 1991 to
                                            June 1993, Dade International, Inc.
                                            (a medical products company).

Thomas M. Li                52              Vice President, Research and
                                            Development since April 1995; Senior
                                            Development Manager, Syva Company (a
                                            medical diagnostic company) from
                                            January 1991 to March 1995.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table sets forth information concerning compensation paid or accrued by the Company to or on behalf of all persons serving as the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "named executive officers") for services in all capacities to the Company during the Company's last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                            Compensation
                                Annual Compensation (1)        Awards
                              ---------------------------   ------------
                                                             Securities
                                                             Underlying       All Other
Name and                               Salary       Bonus     Options/       Compensation
Principal Position            Year     ($)(2)        ($)      SARs (#)         ($)(3)
------------------            ----    -------       -----    ----------      ------------
J. David Tholen (4)           1998    180,637        -0-      206,100            783
 President and CEO

Reginald P. Jones             1998    191,182        -0-       71,000          3,610
 Senior Vice President,       1997    182,736        -0-          -0-          4,805
 Chief Financial              1996    176,236        -0-       96,000          5,744

Nelson F. Thune               1998    167,918        -0-       49,400          3,333
 Senior Vice President,       1997    160,507        -0-          -0-          4,673
 Operations & Planning        1996    154,829        -0-       61,500          5,522

Mary Jo Deal (5)              1998    135,210        -0-       35,000          2,256
 Vice President,              1997    107,118        -0-          -0-          2,744
 Marketing                    1996     99,006     15,000      -15,000            461

Thomas M. Li                  1998    168,700        -0-          -0-          3,951
 Vice President,              1997    157,140        -0-          -0-          3,968
 Research & Development       1996    149,852        -0-       58,500          1,500

Richard D. Hamill (6)         1998    114,228        -0-          -0-        423,865
 Former Chairman,             1997    247,975        -0-          -0-         12,011
 President, and CEO           1996    237,667        -0-      174,000         12,011

Footnotes
----------------
(1) None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his reported annual salary and bonus.
(2) Includes employee deferrals under the Company's Incentive Profit Sharing Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan").
(3)     The amounts disclosed in this column for 1998 include:
        (a) Company contributions of cash and Common Stock under the 401(k) Plan made on behalf of Tholen, Jones, Thune, Deal, Li and Hamill, in the amounts of $783, $3285, $3008, $2039, $3630 and $3088, respectively, and 0, 208, 208, 139, 205 and 208 shares, respectively. The dollar value of the shares is included in the table and was calculated based on the fair market value of such shares at the time acquired by the Plan.
        (b) Payment by the Company of premiums for term life insurance on behalf of Dr. Hamill in the amount of $3,785.
(4) Mr. Tholen became employed by the Company in January 1998 as Executive Vice President and was promoted to President and Chief Executive Officer in July 1998.
(5) Ms. Deal became employed by the Company in September 1995 and was promoted to an executive officer in September 1997.
(6) Dr. Hamill resigned in July 1998. The salary shown was paid to him between January 1998 and July 17, 1998. The other compensation shown for 1998 includes a severance benefit of $416,667 that will be paid out over 20 months.

Employment Agreements

        The Company is a party to employment agreements with Messrs. Tholen, Jones, Thune and Li and Ms. Deal. The principal features of such agreements are described below.

        Mr. Tholen is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement which commenced June 17, 1998 and provides for an annual base salary of $185,000. The term of the agreement is for two years and may be renewed upon mutually agreeable terms. In addition, under the terms of the agreement, in the event of the termination of Mr. Tholen's employment (other than on account of death or for cause as defined in the agreement), or Mr. Tholen's election to resign with good cause (as defined in the agreement), within two years after a change in control of the Company, Mr. Tholen will be entitled to receive severance pay in an amount equal to 200% of the average of the annual base salary plus bonuses paid to Tholen since his start of employment or for the prior three years. Such amount would be in addition to any other amounts otherwise payable to Mr. Tholen under any benefit plans of the Company. A change in control of the Company would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or if specified changes in the composition of the Company's Board of Directors occurs. The Company can also terminate the agreement at any time "without cause" by paying Mr. Tholen a lump severance benefit equal to twelve months base salary or the remaining term of the agreement at the time of termination, whichever is less. The agreement also provides for certain payments upon Mr. Tholen's death or incapacity.

        The Company also has entered into three-year employment agreements with Messrs. Jones, Thune and Li and Ms. Deal under which each is employed as a Vice President of the Company. These agreements, which commenced June 20, 1997 for Messrs. Jones, Thune and Li, and commenced September 1, 1997 for Ms. Deal, provide for base salaries of $184,100, $161,700, $158,600 and $120,000 per annum, respectively. Each agreement automatically renews for successive one-year terms unless written notice of either party's intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of the termination of employment (other than on account of death or for cause as defined in the agreement), or election to resign with good cause (as defined in the agreement), within two years after a change in control of the Company, Messrs. Jones, Thune, or Li or Ms. Deal will be entitled to receive severance pay in an amount equal to 200% of the average of the annual base salary plus bonuses paid the prior three years. Such amount would be in addition to any other amounts otherwise payable under any benefit plans of the Company. A change in control of the Company would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or if specified changes in the composition of the Company's Board of Directors occurs. The Company can also terminate the agreement at any time "without cause" by paying a lump severance benefit equal to twelve months base salary at the time of termination. The agreement also provides for certain payments upon death or incapacity.

        Dr. Hamill was employed as President and Chief Executive Officer of the Company pursuant to an employment agreement which commenced June 20, 1997, and provided for an annual base salary of $250,000. In July 1998, Dr. Hamill resigned from all his positions with the Company. As part of his severance, the Company agreed to pay him twenty months base salary and continue paying his medical insurance premiums, and transferred to Dr. Hamill certain insurance policies.

Stock Options

        The following table sets forth information, with respect to the named executive officers, concerning the grant of stock options under the Company's stock option plans during the last fiscal year.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR







                                                                                          Potential
                                           Individual Grants                              Realizable
--------------------------------------------------------------------------------------    Value at
                            Number of      % of Total                                     Assumed Rates
                            Securities     Options/SARs                                   of Stock Price
                            Underlying     Granted to    Exercise   Market                Appreciation
                            Options/SARs   Employees     or Base    Price      Expira-    for Option Term
                            Granted        in Fiscal     Price      on Date    tion       -----------------
Name                        (#)(1)(5)      Year          ($/Sh)     of Grant   Date         5%        10%
--------------------------------------------------------------------------------------- -------------------
J. D. Tholen                 100,000(2)       17.6        $2.00      $2.00     1/12/08    125,779   318,748
                             106,100(3)       18.7         1.63       1.63     8/11/08    108,763   275,627

R. P. Jones                   71,000(3)       12.5         1.63       1.63     8/11/08     72,782   184,444

N. F. Thune                   49,400(3)        8.7         1.63       1.63     8/11/08     50,640   128,331

M. J. Deal                     8,000(4)        1.4         1.75       1.75     2/26/08      8,805    22,312
                              27,000(3)        4.8         1.63       1.63     8/11/08     27,678    70,141

-----------------
(1) The Company did not grant any stock appreciation rights (SARs) during the last fiscal year.
(2) Incentive stock options were granted under the 1992 Incentive Stock Plan on 1/13/98 and are exercisable in four annual equal installments beginning 1/13/99.
(3) Incentive stock options were granted under the 1992 Incentive Stock Plan on 8/12/98 and are exercisable in four annual equal installments beginning 8/12/99.
(4) Incentive stock options were granted under the 1992 Incentive Stock Plan on 2/27/98 and are exercisable in four annual equal installments beginning 2/27/99.
(5) In the event that the Company enters into a merger (other than a merger in which the Company is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of the option, the option shall become exercisable with respect to the full number of shares subject thereto for a period of 30 days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

        The following table sets forth information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


                  OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                      Number of Securities
                             Shares                   Underlying Unexercised         Value of Unexercised
                            Acquired                      Options/SARs             In-the-Money Options/SARs
                               on         Value       at Fiscal Year-End (#)       at Fiscal Year-End ($)(2)
                            Exercise    Realized    -------------------------      -------------------------
Name                          (#)       ($) (1)     Exercisable/Unexercisable      Exercisable/Unexercisable
----                        --------    --------    -------------------------      -------------------------
J.D.Tholen                      -0-         -0-           -0-        206,100            -0-          -0-

R.P.Jones                    33,492      19,425        99,250        170,250            -0-          -0-

N.F.Thune                    23,557      16,908       107,434        113,900            -0-          -0-

M.J.Deal                        -0-         -0-           -0-         50,000            -0-          -0-

T.M.Li                          -0-          0-        11,250         62,250            -0-          -0-

R.D.Hamill(3)                12,000      10,536           -0-            -0-            -0-          -0-

----------------
(1) Calculated based upon the market value of Common Stock at the exercise date, minus the option exercise price.
(2) Calculated based upon the closing price of Common Stock at December 31, 1998, minus the option exercise price.
(3)     Dr. Hamill resigned July 1998.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOW SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

        The executive compensation program is administered by the Compensation Committee of the Company's Board of Directors (the "Committee") which is comprised of the individuals listed below. All of the members of the Committee are outside directors of the Company. The Committee is responsible for all compensation matters applicable to the Company's executive officers including developing, administering and monitoring the compensation policies.

        In the past, the Committee has retained the services of an independent compensation consulting firm to assist in its evaluation of the key elements of the Company's compensation program. The Committee reviews surveys and other data supplied by the consultant in the course of its deliberations relating to compensation proposals and in its evaluations of the particular needs of the Company and each executive's performance.

        Compensation and Overall Objectives. The general goals and objectives of the Company's compensation program are to:

    o Provide incentives for the Company's management to create value for the Company's stockholders;

    o To attract, retain and motivate a quality, performance-oriented management team;

    o Position executive compensation at the median levels when compared to companies with similar size, organization structure, product cycle and industry; and

    o Create long-term incentives which are tied to the Company's long-term growth, financial success and stockholder value.

        In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payments.

        Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million in any taxable year for compensation paid to individual executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. While the compensation program provides pay levels unlikely to reach or exceed the limit for any of the executive officers, the Committee believes a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committee's present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws.

        Base Salaries. The base compensation levels were established to compensate the executive officers for the functions they perform. The salary levels are reviewed annually and may be increased by the Compensation Committee in accordance with certain criteria determined to be relevant by the Committee, which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) competitive base pay levels for similar functions, and
(iv) the Company's overall performance during the year. The weight given such factors by the Committee may vary from individual to individual. With respect to base salaries, the Committee generally intends to target base salary levels at the median for medical device and biotechnology organizations comparable in size and structure. Other than in connection with the promotion of Ms. Deal to Vice President, no salary increases were given in 1998.

        Annual Incentive Compensation Program. Awards may be earned under the Company's Annual Executive Incentive Plan (the "Annual Incentive Plan"). The objective of the Annual Incentive Plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of stock price over time. Targeted awards for the executive officers of the Company, including the Chief Executive Officer, under the Annual Incentive Plan range from 35% to 45% of base salary. Minimum objectives of sales and pretax earnings must be achieved before any awards are earned. Awards in any single year cannot exceed 150% of the target award opportunity. No bonus awards were made for fiscal 1998.

        Long-Term Incentive Program. The long-term incentive program for senior management consists of a stock-based compensation plan, the 1992 Incentive Stock Plan (the "Plan"). The Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the interests of the stockholders and executives will be closely aligned. The Committee, which administers the Plans, may make grants under the Plans based on a number of factors, including (i) the executive officer's position in the Company, (ii) the executive officer's performance and responsibilities, (iii) the extent to which the executive officer already holds an equity stake in the Company, (iv) equity participation levels of comparable executives at other companies in the compensation peer group, and (v) individual contribution to the success of the Company's financial performance. Generally, stock options are granted each year at 100% of current fair market value of the Company's stock. Stock options have a ten-year term and typically become exercisable over a four-year period, as determined by the Committee. In August 1998, the Company issued 253,500 options to executive officers, made available by the cancellation of options held by Richard Hamill, former Chief Executive Officer.

        Chief Executive Officer Compensation. J. David Tholen was employed in January 1998 as Executive Vice President and was promoted to President and Chief Executive Officer in July. His salary was not increased at that time but will be reviewed and adjusted in the future on the same basis as discussed above. Tholen received an option grant of 106,100 in August in addition to his 100,000 option grant he received when he joined the Company in January.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS


     Samuel D. Anderson         David A. Thompson            James R. Phelps
                                   (Chairman)

STOCK PRICE PERFORMANCE GRAPH

        Set forth below is a graph comparing cumulative total stockholder return on the Company's Common Stock, the S&P 500 Index and the S&P Medical Products and Supplies Index for the period commencing December 31, 1993 and ended December 31, 1998. The graph assumes that the value of the investment in the Company's Common Stock and each index as $100 at December 31, 1992 and that all dividends were reinvested.

        The Company has determined that a better performance comparison would be to other companies listed in the Nasdaq stock market and would utilize the Nasdaq US index and the Nasdaq Pharmaceutical index. The Company's stock is included in both these Nasdaq indexes and is not included in either of the S&P indexes used in the past. Comparison to both prior years' indexes and the new indexes are shown below.

        The stockholder return shown on the following graph is not necessarily indicative of future performance.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN




                                   [GRAPH]




                             Cumulative Total Return

                                 12/93   12/94   12/95   12/96    12/97   12/98
                                 -----   -----   -----   -----    -----   -----
Company                           100      89      97      67       35      24
S&P 500                           100     101     139     171      229     294
S&P Medical Products & Supply     100     119     200     230      287     413
Nasdaq US                         100      98     138     170      209     293
Nasdaq Pharmaceutical             100      75     138     138      143     183


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions. Auditors for the current fiscal year will be selected by the Board of Directors in June 1999.

                                  ANNUAL REPORT

        The Annual Report of the Company including financial statements for the year ended December 31, 1998 is enclosed with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

        Stockholders who intend to submit proposals to the Company's stockholders at the 2000 Annual Meeting must submit such proposals to the Company no later than December 20, 1999 in order for them to be included in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Stockholder proposals should be submitted to Hycor Biomedical Inc., 7272 Chapman Avenue, Garden Grove, California 92841, Attention:
Corporate Secretary.

                            EXPENSES OF SOLICITATION

        The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of proxy will vote on such matter in accordance with their best judgment.


                                                  Reginald P. Jones
April 19, 1999                                    Secretary

                             HYCOR BIOMEDICAL INC.
                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE JUNE 10, 1999 ANNUAL MEETING OF STOCKHOLDERS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

    The undersigned hereby appoints J. DAVID THOLEN and REGINALD JONES, and each of them, as proxy or proxies, with full power of substitution and resubstitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Hycor Biomedical Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 10, 1999, at 9 a.m., local time, at the Company's offices located at 7272 Chapman Avenue, Garden Grove, California 92841, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. SAID PROXIES ARE DIRECTED TO VOTE ON THE MATTERS DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS FOLLOWS, AND OTHERWISE ARE DIRECTED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1.  Election of Directors    [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
                               (except as marked to the contrary below)      to vote for all nominees listed
                                                                             below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    J. David Tholen, Samuel D. Anderson, David S. Gordon, Reginald P. Jones, James R. Phelps, Richard E. Schmidt and David A. Thompson.

   2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                      (Continued and to be signed and dated on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE NAMED IN PROPOSAL 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER(S) ON SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                       Date: , 1999

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                              (Signature)

                                                       Please date this proxy
                                                       and sign exactly as your
                                                       name or names appear
                                                       hereon. When more than
                                                       one owner is shown above,
                                                       each should sign. When
                                                       signing in a fiduciary or
                                                       representative capacity,
                                                       please give full title.
                                                       If this proxy is
                                                       submitted by a
                                                       corporation, it should be
                                                       executed in the full
                                                       corporate name by a duly
                                                       authorized officer. If
                                                       this proxy is submitted
                                                       by a partnership, it
                                                       should be executed in the
                                                       partnership name by an
                                                       authorized person.